Exhibit 99.1

BILL CRAGER ANNOUNCES DECISION TO TRANSITION FROM CEO OF ENVESTNET AFTER MORE THAN TWO DECADES AT THE COMPANY

Crager to Continue with Envestnet as a Senior Advisor effective March 31, 2024

Board of Directors to Initiate a Search for a Successor

Board Chair James L. Fox to serve as interim CEO effective April 1, 2024

Company Reaffirms Fourth Quarter and Full Year Guidance

BERWYN, Pa., Jan. 8, 2024 – Envestnet, Inc. (NYSE: ENV) (“Envestnet” or “the Company”), today announced that Bill Crager has made the decision to transition from the role of CEO effective March 31, 2024. Beginning April 2024, Crager will continue with Envestnet as a Senior Advisor, focusing on client and partner relationships, leaning in on key strategic initiatives, and continuing to be a visionary voice for the financial services industry.

“For more than 24 years, it has been my privilege and honor to work with Envestnet, creating an industry leader. We now serve more assets, more financial advisors, and more accounts than anyone in the marketplace. Together, we have built a more integrated, cohesive organization with a connected operating platform that provides a gateway to the future for the industry,” said Crager. “Starting in April, I will have the time and opportunity to focus on what I have always loved doing – growing Envestnet’s relationships and empowering our clients to provide holistic financial advice and solutions. This transition gives me a front-row seat for our next chapter and I look forward to continuing our journey.”

Envestnet’s focus on client excellence and service is unwavering. Tom Sipp, Executive Vice President, will continue to lead Envestnet’s business lines partnering closely with Crager and Board Chair James L. Fox, who will serve as interim CEO as of April 1, 2024, until a successor is in place. The Board of Directors will initiate a search for a successor, considering internal and external candidates, with assistance from an independent executive search firm.

Under Crager’s leadership, Envestnet has grown into a leading managed solutions service provider with $5.4 trillion in client assets and over 107,000 advisors served*. Crager was recognized on Investment News’ 2023 Hot List and in 2015, the Money Management Institute named him that year’s Industry Pioneer. He was voted one of the IA25 by readers of Think Advisor and Investment Advisor magazines in 2020. Crager and the late Jud Bergman were among the first in the managed solutions industry to streamline independent advisors’ practices by offering a broad range of fee-based products side-by-side within an easily accessible, open-architecture portal.

“Bill has been a driving force of Envestnet since he co-founded the company with Jud Bergman in 1999. They established the vision for our company and Bill has led the charge in the ongoing expansion of the firm’s innovative financial wellness network. He is an inspirational leader who set the bar for our quality client solutions and services. Bill also built a strong and experienced management team and we’re confident in their ability to continue to execute our strategy,” said Fox. “On behalf of the Board and the entire company, we want to thank Bill for all he has done for Envestnet as CEO and his continuing partnership.”

The Company reaffirmed its fourth quarter and full year 2023 guidance announced on November 8, 2023. As stated in the Company’s Q3 2023 earnings materials, Envestnet expects its fourth quarter 2023 revenue to be between $309 - $314 million and adjusted EBITDA between $64.5 - $68.5 million. For the full year 2023, Envestnet expects revenue to be between $1,237-$1,242 million and adjusted EBITDA to be between $245-$249 million.

ABOUT ENVESTNET

Envestnet is transforming the way financial advice is delivered through an ecosystem of technology, solutions, and intelligence. By establishing the connections between people’s daily financial decisions and long-term financial goals, Envestnet empowers them to make better sense of their finances and live an Intelligent Financial Life™. With more than $5.4 trillion in platform assets—more than 107,000 advisors, 16 of the 20 largest U.S. banks, 48 of the 50 largest wealth management and brokerage firms, more than 500 of the largest RIAs, and thousands of companies, depend on Envestnet technology and services to help drive better outcomes for their businesses and for their clients.

Envestnet refers to the family of operating subsidiaries of the public holding company, Envestnet, Inc. (NYSE: ENV). For more information, please visit www.envestnet.com, and follow us on LinkedIn and X (@ENVintel).

*	as of Q3 2023

Cautionary Statement Regarding Forward-Looking Statements

The forward-looking statements made in this press release and its attachments concerning, among other things, Envestnet, Inc.’s expected financial performance and outlook for the fourth quarter and full year of 2023, are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements involve risks and uncertainties and our actual results could differ materially from the results expressed or implied by such forward-looking statements. Furthermore, reported results should not be considered as an indication of future performance. The potential risks, uncertainties and other factors that could cause actual results to differ from those expressed by the forward-looking statements in this press release include, but are not limited to, the concentration of our revenue from the delivery of our solutions and services to clients in the financial services industry; our reliance on a limited number of clients for a material portion of our revenue; the renegotiation of fees by our clients; changes in the estimates of fair value of reporting units or of long-lived assets; the amount of our debt and our ability to service our debt; limitations on our ability to access information from third parties or charges for accessing such information; the targeting of some of our sales efforts at large financial institutions and large financial technology (“FinTech”) companies which prolongs sales cycles, requires substantial upfront sales costs and results in less predictability in completing some of our sales; changes in investing patterns on the assets on which we derive revenue and the freedom of investors to redeem or withdraw investments generally at any time; the impact of fluctuations in market conditions and interest rates on the demand for our products and services and the value of assets under management or administration; our ability to keep up with rapid technological change, evolving industry standards or changing requirements of clients; risks associated with our international operations; the competitiveness of our solutions and services as compared to those of others; liabilities associated with potential, perceived or actual breaches of fiduciary duties and/or conflicts of interest; harm to our reputation; our ability to successfully identify potential acquisition candidates, complete acquisitions and successfully integrate acquired companies; our ability to successfully execute the conversion of clients’ assets from their technology platform to our technology platforms in a timely and accurate manner; the failure to protect our intellectual property rights; our ability to introduce new solutions and services and enhancements; our ability to maintain the security and integrity of our systems and facilities and to maintain the privacy of personal information and potential liabilities for data security breaches; the effect of privacy laws and regulations, industry standards and contractual obligations and changes to these laws, regulations, standards and obligations on how we operate our business and the negative effects of failure to comply with these requirements; regulatory compliance failures; failure by our customers to obtain proper permissions or waivers for our use of disclosure of information; adverse judicial or regulatory proceedings against us; failure of our solutions, services or systems, or those of third parties on which we rely, to work properly; potential liability for use of inaccurate information by third parties provided by us; the occurrence of a deemed “change of control”; the uncertainty of the application and interpretation of certain tax laws; issuances of additional shares of common stock or issuances of shares of preferred stock or convertible securities on our existing stockholders; changes in the level of inflation; general economic, political and regulatory conditions; changes in trade, monetary and fiscal policies and laws; global events, natural disasters, environmental disasters, terrorist attacks and pandemics or health crises, including their impact on the economy and trading markets; social, environmental and sustainability concerns that may arise, including from our business activities; and management’s response to these factors. More information regarding these and other risks, uncertainties and factors is contained in our filings with the SEC which are available on the SEC’s website at www.sec.gov or our Investor Relations website at http://investor.envestnet.com/. You are cautioned not to unduly rely on these forward-looking statements, which speak only as of the date of this press release. All information in this press release and its attachments is as of January 8, 2024 and, unless required by law, we undertake no obligation to publicly revise any forward-looking statement to reflect circumstances or events after the date of this press release or to report the occurrence of unanticipated events.

CONTACTS

Investors

investor.relations@envestnet.com

(312) 827-3940

Media

media@envestnet.com